UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 22, 2011

(Date of earliest event reported)

DRAYTON RICHDALE CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 0000734089

Nevada	20-1580552
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6130 West Flamingo Road, Suite 370

Las Vegas, Nevada 89103

(mailing address)

or

4522 West Diablo Blvd., Suite D-114

Las Vegas, Nevada 89118

(Address of principal executive offices, including zip code)

Toll Free (888) 303-2806

or

Local (702) 726-2152

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02, Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Drayton Richdale Corp. Appoints New Members To Its Board of Directors.

John G. Palmer, Ph.D.

Dr. John Palmer is the Safety and Security Director for UC San Diego’s Department of Chemistry and Biochemistry. He has been guiding the department’s safety efforts since 1986. He has served as a contributing member of several campus-wide committees for the oversight of UC San Diego’s Environment, Health and Safety programs throughout his more than 20 years of university service. Prior to working for UC San Diego he was the research manager for Quantum Group, Inc where he helped develop company products used to detect deadly carbon monoxide gas. Quantum Group carbon monoxide detectors are now used in products distributed both nationally and worldwide. He has also served as a professional safety consultant to local pharmaceutical and technology companies in the San Diego area and has taught classes on the Chemistry of Hazardous Materials through UC San Diego Extension.

Dr. John Palmer received both his Doctorate and Master’s Degrees in Chemistry (Inorganic/Bioinorganic) from UC San Diego, and his Bachelor of Science Degree from Miami University in Oxford, Ohio. He has served on the Executive Board of the San Diego Section of the American Chemical Society (ACS) for over 20 years, including as its Chair in 2005. He is currently a counselor for the San Diego Local Section and as such represents nearly 3000 local professional chemists to the Society at the national ACS level. He is an active member of several ACS Divisions including Chemical Education, Chemical Health and Safety, Chemistry and the Law, Environmental Chemistry, and Chemical Toxicology.

Maria Q. Feng, Ph.D.

Dr. Maria Feng is Chancellor’s Professor at the Department of Civil and Environmental Engineering at the University of California, Irvine (UCI). She is the Founding Director of the Center for Advanced Monitoring and Damage Inspection at UCI. With a PhD in Mechanical Engineering from the University of Tokyo, she has a wide variety of research interests focusing on multidisciplinary science and technology in (1) advanced sensors and nondestructive evaluation techniques for structural health monitoring and diagnostics; (2) intelligent asset management; (3) multi-hazard mitigation; (4) smart and green materials and structures; and (5) innovative rehabilitation and construction technologies. She has received the NSF Career Award, the ASCE/ASME/IEEE Alfred Noble Prize, the ASCE Collingwood Prize, the ASCE Huber Prize for Civil Engineering Research, and the SICE Best Paper Award, among numerous honors and recognitions. She has been elected Fellow of ASCE.

Dr. Feng is also an integral principal of Newport Sensors, Inc. a company that developed and commercialized advanced sensors, nondestructive evaluation (NDE) devices, and structural health monitoring software in order to deliver integrated turnkey systems for long-term structural health monitoring, diagnostics, and prognostics.

Jeffrey R. Bowles

Mr. Jeffery R. Bowles has over 25 years of management experience dating back to 1976 as Director of Administration of a private utility company in Anchorage Alaska. Following the successful turn-around of that company and its subsequent sale, Jeff was a principal in a software development company and was managing partner in two land development projects in Anchorage. In 1986, Mr. Bowles along with two other partners formed Jet Support Corporation in Seattle, Washington; an aerospace company that specialized in after-market support services to commercial aviation. Jet Support grew to 24 million in sales and was sold to Volvo Aero in 1999 where he served as Vice President and Chief Operating Officer of the Seattle division for two years. Following his departure from Volvo, Mr. Bowles served as interim president at Avolo.com and International Aero Corp helping with turn-a-rounds in both companies.

In 2004 Mr. Bowles started and is presently the President and managing partner of Northwest Aviation Services located in Seattle Washington. Mr. Bowles completed studies at the University of Alaska in Business Administration and Chapman University where he completed studies in the BAOL program for Leadership and Organizational Development. He presently resides in Federal Way, Washington and is married to Georgia Lee and has four grown children. Mr. Bowles has served on the Boards of various companies including Anchorage Softball Association, Jet Support, International Aero, Avolo.com, Boy Scouts of America, Northwest Aviation Services and Boys Club of America.

G. Allen Robinson

Mr. Robinson is a tested entrepreneur and business developer. He started and operated five successful companies providing professional serves in real property development, design and construction, and business development consultation. Sought by major corporations, municipalities, and individual investors, Mr. Robinson’s insightful strategic planning, visionary design and pragmatic business acumen has increased performance and bottom-lines of clients over the past four decades.

As Founder and Principal of The Sienna Company, a design and construction firm of twenty years in Monterey, California, Mr. Robinson produced the winning design and procured entitlements for the Ocean View Plaza Project for the Cannery Row Marketplace LLC of Palo Alto, CA. The two-hundred million dollar, ocean side, mixed-use residential and retail center is located on historic Cannery Row in Monterey, California and is scheduled for completion by 2015.

Mr. Robinson and The Sienna Company provided design and development consultation to major domestic and international hotel and resort consortiums including Grand Merritt Resort Hotel and Casinos with projects in Costa Rica, Honduras and Puerto Rico; the Highlands Inn in Carmel, California, and other coastal boutique resort hotels in California. He was retained by the international real estate investment firm, EIE International, to critique Sanctuary Cove in Surfer’s Paradise, Australia, rated number one destination resort in Australia at the time. Mr. Robinson’s recommendations corrected the mid-development issues resulting in greater market penetration and overall success. Over a fifteen year period, Mr. Robinson with his Japanese counterpart, lead an international design team for environmental and economical restoration of the City Center of Nanao, Japan. Construction on the Symbol Road Project was completed in 2004 and is highly regarded as a major urban renewal success.

His expertise in the development and operations of retail shopping centers procured several long term facility management contracts for major regional shopping centers. Del Monte Center, Northridge Mall, and The Cannery Row Company, represent over two million square feet of Class A retail space. Mr. Robinson served as landlord architect/development consultant over a fifteen year period and multiple ownership transitions. His exemplary Tenant Design and Construction Criteria Manual has become an industry standard.

As Principal for Will Shaw & Associates, he participated significantly in the Master Plan of Del Monte Forest., Pebble Beach, California, a world famous, ten thousand acre, ocean-side real estate development. Further international acclaim was awarded Mr. Robinson, as Principal in Charge of international and domestic golf clubhouse designs and hospitality projects, including the Ohmurawan Gold Club in Nagasaki, Japan, Carmel Valley Ranch Clubhouse in the Monterey Peninsula and additions and renovation of the Highlands Inn Resort on the Big Sur Coast of California.

In Houston, Texas, while Vice President of Astro Development Corporation; Mr. Robinson executed design/build activities for the company totaling over forty-five million dollars of construction in a two year span. Completed projects included a 225 unit garden style condominium project, a 200 lot master plan residential community, several neighborhood shopping centers and two suburban office parks.

Dresser Industries Petroleum and Mineral Division in Houston, Texas, entrusted Mr. Robinson with the master plan for their industrial campus. From his work on the master plan, additional contracts were awarded to his firm, Comprehensive Design Services, Inc., for the off-site facilities for Dresser subsidiaries including Titan Research and Development, Magcobar Oilfield Services Division and the Corporate Training Facility for the entire company. At one time, Mr. Robinson was under contract with Dresser Industries for sixty-million dollars of facilities expansion and new development.

With over sixty custom home designs completed, Mr. Robinson, through his Lakeview Partnership venture, has earned a stellar reputation for sophisticated residential design and construction management.

Mr. Robinson holds a Master in Architecture and Urban Design from Rice University where he attended under full scholarship. He graduated with honors from the University of Tennessee with a Bachelor of Architecture. He is a licensed Architect in California and Texas and a licensed Realtor in California.

Mr. Robinson is also appointed as President of Drayton Richdale Corporation and Mr. Antonio Arnel Maquera will remain as Chairman of the Board & CEO.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Drayton Richdale Corporation

Dated: November 22, 2011

By: /s/ Antonio Arnel Maquera

Title: Chairman and CEO